UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 11, 2022 (October 10, 2022)

Global Business Travel Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39576	98-0598290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

666 3rd Avenue, 4th Floor

New York, NY 10017
(Address of principal executive offices) (Zip Code)

(212) 679-1600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 per share	GBTG	New York Stock Exchange

Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	GBTG.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On October 10, 2022, Global Business Travel Group, Inc., a Delaware corporation (the “Company”), issued a press release announcing the results of the Company’s previously announced offer to each holder of the Company’s outstanding warrants to receive 0.275 shares of Class A common stock, par value $0.0001 per share, in exchange for each outstanding warrant tendered by the holder and exchanged pursuant to the offer and the Company’s accompanying consent solicitation.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press Release of Global Business Travel Group, Inc., dated October 10, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL BUSINESS TRAVEL GROUP, INC.

By:	/s/ Eric J. Bock
Name: Eric J. Bock
Title: Chief Legal Officer, Global Head of M&A and Compliance and Corporate Secretary

Date: October 11, 2022

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